                                                            Exhibit 26(h)(13)(v)

                   AMENDMENT NO. 4 TO PARTICIPATION AGREEMENT

      Pursuant to the Participation Agreement, made and entered into as of the 28th day of March 2002, by and among MFS(R) Variable Insurance Trust (sm), Minnesota Life Insurance Company, and Massachusetts Financial Services Company, the parties hereby agree to an amended Schedule A as attached hereto.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative. The Amendment shall take effect on May 1, 2005.

                                 MINNESOTA LIFE INSURANCE COMPANY

                                 By its authorized officer,

                                 By: /s/ Robert J Ehren
                                     -------------------------------------------

                                 Title: Vice President  Life Manufacturing

                                 MFS VARIABLE INSURANCE TRUST,
                                 ON BEHALF OF THE PORTFOLIOS
                                 By its authorized officer and not individually,

                                 By: /s/ Susan S. Newton
                                     -------------------------------------------
                                         Susan S. Newton
                                         Assistant Secretary

                                 MASSACHUSETTS FINANCIAL SERVICES COMPANY
                                 By its authorized officer,

                                 By: /s/ Robert Manning
                                     -------------------------------------------
                                         Robert Manning
                                         President and Chief Executive Officer

                                                               As of May 1, 2005

                                   SCHEDULE A

                        ACCOUNTS, POLICIES AND PORTFOLIOS
                     SUBJECT TO THE PARTICIPATION AGREEMENT

NAME OF SEPARATE                                         SHARE CLASS
ACCOUNT AND DATE                                         (INITIAL OR
 ESTABLISHED BY              POLICIES FUNDED               SERVICE              PORTFOLIOS
BOARD OF DIRECTORS         BY SEPARATE ACCOUNT              CLASS)       APPLICABLE TO POLICIES
------------------   ---------------------------------   -----------   --------------------------
VARIABLE ANNUITY           MULTIOPTION ACHIEVER            SERVICE     MFS INVESTORS GROWTH STOCK
    ACCOUNT                MULTIOPTION CLASSIC                                   SERIES
                           MULTIOPTION ADVISOR                          MFS NEW DISCOVERY SERIES
                                                                       MFS MID CAP GROWTH SERIES
MINNESOTA LIFE           VARIABLE ADJUSTABLE LIFE                          MFS VALUE SERIES
  VARIABLE LIFE          VARIABLE ADJUSTABLE LIFE-
   ACCOUNT                    SECOND DEATH
                     VARIABLE ADJUSTABLE LIFE-HORIZON
                      VARIABLE ADJUSTABLE LIFE SUMMIT
                     VARIABLE ADJUSTABLE LIFE SURVIVOR